UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2024

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2024, Bicycle Therapeutics plc (the “Company”) entered into a registration rights agreement (the “Affiliate Registration Rights Agreement”) with 667, L.P. and Baker Brothers Life Sciences, L.P. (collectively, the “BBA Funds”), as described below under the heading “Affiliate Registration Rights Agreement” in Item 5.02 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Veronica Jordan, Ph.D.

On April 16, 2024, Veronica Jordan, Ph.D. notified the Board of Directors of the Company (the “Board”) of her decision to resign as a Class I director of the Company and as the Chair of the Compensation Committee of the Board and as a member of the Audit Committee of the Board, effective as of the close of business on April 17, 2024, New York City time. Dr. Jordan’s decision to resign from the Board was not the result of any disagreement between Dr. Jordan and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

Dr. Jordan will continue to serve the Company as a consultant pursuant to a consulting agreement (the “Consulting Agreement”). The initial term of the Consulting Agreement will be two years, provided that the term will automatically renew in one-year increments unless a notice of termination has been provided by either party. Dr. Jordan will receive compensation of GBP 12,000 or equivalent in local currency per year and any outstanding equity awards held by Dr. Jordan will continue to vest in accordance with their terms, subject to Dr. Jordan continuing to comply with the terms of the Consulting Agreement through each applicable vesting date.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Felix J. Baker, Ph.D.

On April 16, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Company (the “NCGC”), appointed Felix J. Baker, Ph.D. to the Board, effective as of April 18, 2024, New York City time. Dr. Baker, whose appointment fills the vacancy created by the resignation of Dr. Jordan, will serve as a Class I director until the Company’s 2026 annual general meeting of shareholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has determined that Dr. Baker is “independent” pursuant to the rules of the Nasdaq Stock Market LLC and other governing laws and applicable regulations. Dr. Baker will be a member of the NCGC and of the Scientific Committee of the Board.

There are no arrangements or understandings between Dr. Baker and any other person pursuant to which Dr. Baker was elected as a director.  Dr. Baker does not have any family relationships with any of the Company’s directors or executive officers. Since January 1, 2022, Dr. Baker did not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the participation by the BBA Funds in the Company’s underwritten public offering of its securities in July 2023, pursuant to which the Company issued and sold 4,705,882 non-voting ordinary shares, nominal value £0.01 per share, at a public offering price of $21.25 per non-voting ordinary share to the BBA Funds for gross proceeds of approximately $100 million. The offering resulted in net proceeds to the Company of $215.1 million. The BBA Funds hold more than 10% of the Company’s outstanding shares. Baker Bros. Advisors (GP) LLC (“Adviser GP”), Felix J. Baker and Julian C. Baker, as managing members of Adviser GP, and Baker Bros. Advisors LP (“Adviser”) may be deemed to be beneficial owners of securities of the Company directly held by the BBA Funds. Adviser GP is the sole general partner of the Adviser.

As a non-employee director of the Company, Dr. Baker is eligible to participate in the Company’s Non-Employee Director Compensation Policy, as such may be amended from time to time, which the Company has described in its Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 15, 2024. In connection with his appointment to the Board, Dr. Baker will also enter into the Company’s standard form of deed of indemnity, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2019.

Concurrently with the resignation of Dr. Jordan and appointment of Dr. Baker, and effective as of April 18, 2024, New York City time, the Board’s standing committees are as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard Kender (Chair)	Janice Bourque (Chair)	Jose-Carlos Gutierrez-Ramos (Chair)
Stephen Sands	Richard Kender	Janice Bourque
Janice Bourque	Jose-Carlos Gutierrez-Ramos	Felix J. Baker

Affiliate Registration Rights Agreement

In connection with the appointment of Dr. Baker to the Board, the Company entered into the Affiliate Registration Rights Agreement with the BBA Funds. Pursuant to the Affiliate Registration Rights Agreement, the BBA Funds are entitled to certain resale registration rights with respect to the Company’s ordinary shares, nominal value £0.01 per share (“Ordinary Shares”), and American Depositary Shares held by the BBA Funds (collectively, the “Affiliate Registrable Securities”). Under the Affiliate Registration Rights Agreement, following a request by the BBA Funds, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Affiliate Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within 60 days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, the BBA Funds also have the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any 12-month period, to effect the sale or distribution of the Affiliate Registrable Securities, subject to certain exceptions, conditions and limitations. The Affiliate Registration Rights Agreement also requires the Company to pay certain expenses relating to such registrations and to indemnify the BBA Funds against certain liabilities.

The foregoing description of the Affiliate Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Affiliate Registration Rights Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated April 17, 2024, by and between the Company and Veronica Jordan
10.2	Registration Rights Agreement, dated April 18, 2024, by and among the Company and 667, L.P. and Baker Brothers Life Sciences, L.P.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024	BICYCLE THERAPEUTICS PLC

	By:	/s/ Alethia Young
Name: Alethia Young
Title: Chief Financial Officer